Exhibit 99.2

INVESTOR PRESENTATION July 29, 2025

SAFE HARBOR STATEMENT 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This includes, without limitation, financial guidance and projections, including underlying assumptions, and statements with respect to expectations of the Company’s future financial condition, results of operations, cash flows, share repurchases, objectives, growth potential, engines and opportunities, expected growth rates and targets, market potential and total addressable market runway; growth outlook; industry-leading comparable sales growth, retention and competitive position; quality control and supply chain efficiencies; operational execution and retention; annualized average unit volume; the Company’s differentiation and strong foothold in the off-premise channel; the opportunity for additional domestic and foreign locations and licensees and territories; target returns for new restaurant openings; international expansion; North Italia and Fox Restaurant Concepts (“FRC”) as growth drivers and FRC as an incubation engine; new restaurant targeted ranges and unit growth rates. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including changes in interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of our restaurants and potential reputational damage to us or any of our brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the FRC concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of our landlords and other tenants in retail centers in which our restaurants are located, and our ability to successfully manage our lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to us; the timing of our new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation, including the provisions of H.R.I enacted on July 4, 2025; changes in laws impacting our business; adverse weather conditions and natural disasters in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

COMPANY OVERVIEW

INVESTMENT HIGHLIGHTS 4 • Experiential dining category leader with diversified growth engines • Best-in-class operational execution and industry-leading retention • Significant growth opportunities driving one of the highest expected growth rates in the casual dining industry • Differentiation and strong foothold in the off-premise channel

CAKE AT A GLANCE 5 (1) Market data as of July 1, 2025. (2) Represents fiscal year 2024 revenue for the twelve months ended December 31, 2024. (3) Locations as of July 29, 2025. We own and operate 363 restaurants(3) across the US and Canada including: • 216 The Cheesecake Factory locations • 46 North Italia locations • 42 Flower Child locations • 52 Fox Restaurant Concepts locations Our nearly 48,000 staff members recently helped us become one of the Fortune “100 Best Companies to Work For®” for the 12th consecutive year 34 International CCF Locations China Thailand Mexico Bahrain Kuwait Saudi Arabia Qatar | UAE FOUNDED 1972 IPO 1992 TICKER CAKE REVENUE(2) $3.6B HEADQUARTERS CALABASAS HILLS, CA MARKET CAP(1) $3.2B PORTFOLIO OF EXPERIENTIAL DINING CONCEPTS

6

GLOBAL FOOTPRINT 7 Company-Owned: 216 (Including Toronto, Canada) Latin America Mexico City (5) Monterrey (1) Guadalajara (1) Querétaro (1) Puebla (1) Asia Shanghai (3) Beijing (1) Chengdu (1) Hong Kong (1) Macau (1) Thailand (1) Middle East UAE (6) Saudi Arabia (4) Kuwait (3) Qatar (3) Bahrain (1) International – Licensed: 34 Opportunity for 300 Domestic Locations Long runway for growth as we continue to open in new and existing markets Continued International Expansion In existing and new markets with current licensees and evaluating new markets High-quality, High-profile Locations Worldwide Strong presence in premier markets with attractive consumer demographics

8 High-Energy Atmosphere Contemporary Décor Distinct, High-Quality Cheesecakes and Desserts Best-in-Class Execution Exceptional Service Menu Breadth and Innovation Made Fresh From Scratch MENU OPERATIONS AMBIANCE BAKERY A HIGHLY DIFFERENTIATED CONCEPT

9 INTEGRATED BAKERY – THE “CHEESECAKE” MAGIC Enables creativity, quality control and supply chain efficiencies 57 Varieties of cheesecakes & 2 desserts Bakery production facilities 17% FY 2024(1) 1 FY 2019 6% (1) (1) Percent of total sales. Impressive Level of Dessert Sales

BEST-IN-CLASS STAFFING AND OPERATIONS 10 Well-positioned to attract and retain high-quality, experienced staff as an employer of choice • Top-tier recruiting and training programs • Fortune ‘100 Best Companies to Work For®’ List for 12 consecutive years • 2025 Black Box Intelligence Employer of Choice Award in Upscale Casual • Competitive compensation, benefits and healthcare options • High sales volume restaurants provide predictability and stability for staff Average Tenure by Position 36 years 28 years 24 years 23 years 16 years 15 years Executive VP of Operations Regional Vice Presidents Area Directors of Operations Area Kitchen Operations Managers General Managers Executive Kitchen Managers EXCEPTIONAL SERVICE AND OPERATIONAL EXECUTION SUPPORTED BY INDUSTRY-LEADING RETENTION 2024 PEOPLE Companies that Care logo © 2024 TI Gotham, Inc., a Dotdash Meredith company. Used under license. From Fortune. ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

DIFFERENTIATION IN OFF-PREMISE

LEVERAGING OUR DIFFERENTIATED POSITIONING TO DRIVE THE HIGHEST OFF-PREMISE AVERAGE WEEKLY SALES



Exceptional Value

- Extensive menu with over 225 items made from scratch daily
- Large portions designed for sharing
- Lower incremental delivery pricing versus peers



Guest Experience and Convenience

- Omni channel ordering – Online | Delivery | Phone | In-person
- Curbside delivery, geo-location and real-time tracking
- Redesigned to-go packaging to improve food quality



Operational Execution

- Fully integrated systems for better execution
- Separate bakery counter and register for pick-up of orders

OFF-PREMISE SALES % OF TOTAL REVENUE

$2.7 million per restaurant (1)


11%
16%
25%
22%
21%
22%
21%
FY16
FY19
FY22
FY23
FY24
1Q25
2Q25

OFF-PREMISE AWS FOR FY 2024(2)


The Cheesecake Factory
$50.0
Olive Garden
$24.9
Carrabba's
$23.7
BJ's
$20.3
Texas Roadhouse
$19.9
Outback
$19.5
Chili's
$18.4
Cracker Barrel
$15.5
LongHorn
$13.2
Red Robin
$13.1
($ in thousands)

The Cheesecake Factory

(1) $2.7 million in off-premise sales per restaurant based on annualized 2Q25.
(2) Company reports and Gordon Haskett Research Advisors.

11

12 ICONIC BRAND AND CULT STATUS

Followers(1) (in thousands) Followers / $M Sales(2) Followers / $M Sales Instagram Followers 0 200 400 600 800 1,000 1,200 CAKE Maggiano's Outback Bonefish YardHouse Olive Garden Chili's Cracker Barrel BJ's Restaurants Carrabba's LongHorn Texas Roadhouse - 75 150 225 300 375 450 CAKE Maggiano's Outback Bonefish YardHouse Olive Garden Chili's Cracker Barrel BJ's Restaurants Carrabba's LongHorn Texas Roadhouse 13 STRONG CONSUMER ENGAGEMENT CAKE has more Instagram followers and significantly outpaces peers in followers relative to sales Leveraging the STRENGTH OF OUR BRAND across social media channels to ENGAGE WITH OUR CONSUMERS and further ENHANCE BRAND AWARENESS MILLIONS OF FOLLOWERS (1) Instagram Follower count as of April 17, 2025. (2) Sales represent fiscal year 2024 revenue based on latest SEC 10-K filings and company presentations.

BROAD APPEAL AND BRAND AFFINITY

Diverse Appeal
Across a broad demographic range

Extensive Menu
Something for every taste, every price point

Special Occasions
Seen as a destination for experiential dining

Signature Desserts
High-quality cheesecakes and desserts

> ***Consumers (millennials in particular)*** *regularly rank the Cheesecake Factory as one of the* ***best chain restaurants,*** *as well as* ***having the best ambiance*** *and the* ***best quality food****. A chain restaurant* ***triple threat*** *if there was ever one.*
>
> *-Vox, December 24, 2022*

FOOD GROWTH OPERATIONS FSR EVENTS MEDIA RESOURCES

These are the Most-Beloved Restaurant Brands in America

The Cheesecake Factory Ranks No. 12

OCT 11 2023

FOOD GROWTH OPERATIONS FSR EVENTS MEDIA RESOURCES

The Cheesecake Factory Ranks No. 1 in Casual Dining Online Reputation Study

DEC 12 2023

The Cheesecake Factory

Sources:
(1) The Cheesecake Factory Ranks No. 1 in Casual Dining Online Reputation Study, SOCi Marketing Study, FSR Magazine, December 12, 2023.
(2) Most-Beloved Restaurant Brands in America - Savanta's Marketing Intelligence Platform BrandVue Eating Out, FSR Magazine, October 11, 2023.

14

CHEESECAKE REWARDS® 15 Published Offers To support member acquisition and consistent engagement Offered to all rewards members Personalized Offers Tailored offers based on guest behavior and preferences — designed to surprise, engage, and increase frequency Tailored rewards offered to all members Marketable Offers Tied to cultural and brand moments (April Fools’, National Cheesecake Day) that drive excitement and broad engagement Offered to all rewards members Opportunity to drive incremental traffic To drive incremental sales and support restaurant-level margins by leveraging data analytics to more effectively engage guests PROGRAM OBJECTIVE A SURPRISE and DELIGHT program

$12.3 $9.8 $9.7 $8.5 $6.2 $5.6 $4.9 $4.0 $3.6 $3.6 $3.2 Maggiano's Yard House Texas Roadhouse BJ's Olive Garden LongHorn Outback Chili's Carrabba's Bonefish With a Moderate Average Check(1) Driving the Highest Unit Volumes in the Industry(1) ($ in millions) $36 $36 $35 $31 $29 $28 $26 $23 $23 $23 $20 Maggiano's Bonefish Yard House Outback LongHorn Carraba's Texas Roadhouse Olive Garden BJ's Chili's 16 (1) Latest SEC 10-K filings and company presentations for FY 2024. (2) Average check for The Cheesecake Factory defined as on-premise average check for FY 2024. (2)

17

NORTH ITALIA





- Filling White Space for an On-Trend, Contemporary Italian Offering
- Menu features classic Italian favorites with a fresh twist from hand-tossed pizzas and homemade pastas to crave-worthy appetizers, salads and seasonal entrees
  - Unique menu items tailored to local markets
  - All dishes handmade from scratch daily
  - Serving lunch, dinner, weekend brunch & weekday happy hour
- Robust selection of wine, beer and craft cocktails driving ~25% alcohol mix
- Average check of mid $30s for lunch and mid $40s for dinner


NUMBER OF TIMES PASTA WAS A GOOD IDEA


NORTH
Italia



NORTH
ITALIA



NORTH ITALIA
18

19 • Potential for 200 domestic locations over time • Currently have 46 locations in 16 states & Washington D.C. • Italian is one of the most popular ethnic cuisines in the United States • Targeting ~20% average annual unit growth • Attractive return profile and sales growth Comp Sales 2Q25 (vs. 2Q24): (1)% FY ‘24 (vs. FY ‘23): 2%

20

FLOWER CHILD

HEALTHY FOOD FOR A HAPPY WORLD

On a simple, soul-satisfying mission to spread positively delicious vibes and healthy food.


FLOWER CHILD





- Potential for 700 domestic locations over time
- A differentiated concept in the growing fast casual dining segment
  - 42 locations in 15 states
- Targeting ~20% average annual unit growth
- A healthy, balanced dining experience with organic, gluten-free and vegan dishes
  - All dishes handmade from scratch daily
  - Menu features customizable bowls, wraps, salads, veggies and healthy proteins
- Attractive consumer demographic
- Significant off-premise volumes - averaging over 50% of sales[1]
  - Separate take-out area for third-party delivery and take-out business choose happy




good goes around

(1) As of 2Q25.

FLOWER CHILD
HEALTHY FOOD FOR A HAPPY WORLD

21

22

FOX RESTAURANT CONCEPTS (FRC) 23 FRC HIGHLIGHTS • Locations: 52 • Geographies 11 states • FY 2024 Revenue(1) $300M (1) Fiscal year 2024 revenue represents revenue for the twelve months ended December 31, 2024 and excludes revenue for Flower Child. FRC serves as an incubator, innovating new food, dining and hospitality experiences to create fresh, exciting concepts for the future FRC’s experiential concepts are designed to deliver unique guest experiences across different industry segments, occasions, square footage and geographies Provides Diversification | Accretive Unit Growth Potential | Value Creation Opportunities “Great hospitality, every time.” - Sam Fox

Culinary forward. First class hospitality. Concepts like no other. DIVERSIFYING OUR PORTFOLIO ACROSS EXPERIENTIAL FOR GROWTH 24 National Expansion Boutique Brands Incubation Stage Testing Growth Global Footprint

Accelerating Unit Growth AS MANY AS 25 NEW UNITS IN 2025 17 NROs YTD ACCELERATING UNIT GROWTH As of July 29, 2025 13 New Restaurants Opened in 2022 16 New Restaurants Opened in 2023 Culinary Dropout Indianapolis, IN Del Mar, CA Flower Child North Italia Tempe, AZ Birkdale, NC Riverton, UT Meridian, ID Houston, TX Tempe, AZ Indianapolis, IN Southlake, TX Sarasota, FL Franklin, TN Blanco | Tempe, AZ The Cheesecake Factory Colorado Mills, CO Naperville, IL 13 NEW RESTAURANTS OPENED IN 2022 16 NEW RESTAURANTS OPENED IN 2023 23 NEW RESTAURANTS OPENED IN 2024 The Henry Phoenix, AZ Carlsbad, CA

FINANCIAL PERFORMANCE

27 DRIVING STRONG SALES GROWTH FY 2024 COMP SALES AVERAGE WEEKLY SALES (2) FY 2024 AVERAGE WEEKLY SALES Q2 2025 COMP SALES AVERAGE WEEKLY SALES (2) Q2 2025 vs 2023 1.0% 2% vs 2023 (4)% vs 2Q24 1.2% (1)% vs 2Q24 2% ~$245,300 Equates to $12.8M Annualized AUV(1) ~$153,700 Equates to $8.0M Annualized AUV(1) ~$136,800 Equates to $7.1M Annualized AUV(1) (1) 2Q25 Average Unit Volumes (AUV) annualized based on average weekly sales. (2) FRC excludes Flower Child.

Q2 2025 HIGHLIGHTS(1) 28 Total Revenue $956M Up 6% from PY Capital Allocation (1) A reconciliation of Non-GAAP measures can be found in the appendix. (2) Represents total company owned and operated restaurants across the US and Canada. Adjusted EPS $1.16 Up 6% from PY $42M CapEx $14M Dividends Unit Growth 8 NROs Restaurant Count(2) 362 Up 6% from 340 in PY Adjusted EBITDA $100M Up 9% from PY

2025 UNDERLYING KEY ASSUMPTIONS(1) 29 (1) Assumes no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. (2) Future decisions to pay or to increase or decrease dividends or to repurchase shares are at the discretion of the Board and will be dependent on several factors. Consolidated Sales Approximately $3.76 Billion CCF AUVs Approximately $12.5 Million Net Income Margin Targeting approximately 4.9% at the stated sales level New Unit Growth As many as 25 New Restaurant Openings • 4 The Cheesecake Factory locations • 6 North Italia locations • 6 Flower Child locations • 9 FRC restaurants Capital Expenditure Approximately $190 Million - $200 Million Dividend Program Q3 2025 dividend of $0.27 per share(2) Share Repurchase Program Offset dilution, over time, from employee stock-based compensation and support EPS(2)

QUALITY GROWTH OPPORTUNITY

Diversified Portfolio

Differentiated experiential concepts diversified across industry segment, price point, cuisine, occasion and real estate

Attractive Growth Potential

Significant runway for future development across portfolio of concepts to drive accretive growth over time

Value Creation Opportunities

Leveraging brand power, operational excellence, scale, supply chain and real estate development expertise

New Unit Growth Targets(1)(2)

	Size(3)	Sales per Sq Ft(3)	Annual Unit Growth
The Cheesecake Factory	7,000 - 10,000	~$1,100 - $1,200	~2% - 3%
NORTH ITALIA	6,000 - 7,000	~$1,200 - $1,300	~20%
FLOWER CHILD	3,000 - 4,000	~$1,100 - $1,200	~20%
FOX RESTAURANT CONCEPTS	3,500 - 15,000	~$1,100	~10% - 15%

GROWTH OUTLOOK(2)

AVERAGE ANNUAL GROWTH TARGETS

1% - 2%
Comparable Sales Growth

7% - 8%
Top-line Revenue Growth

(1) Illustrative example of new restaurant openings targeted size, sales per square foot and annual unit growth; Targets represent steady-state and typically are reached after 3 years of operations.
(2) Targets are forward-looking and are based upon assumptions that there are no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material.
(3) Target size and sales per square foot are an average based on productive square feet defined as all interior square footage plus seasonally adjusted exterior patio square footage.

The Cheesecake Factory
30

MARKET POTENTIAL LARGE TAM RUNWAY 31 # OF LOCATIONS(1) FY 2024 AUVS $12.3M 216 $7.7M 46 $4.4M 42 MARKET POTENTIAL 300 200 700 (1) Locations as of July 29, 2025. ~$3.1B ~$8.5B FUTURE REVENUE OPPORTUNITY REVENUE GROWTH $5BPOTENTIAL NOTABLE UPSIDE POTENTIAL FROM OTHER GROWTH CONCEPTS FY 2024

HISTORY OF OUTPERFORMING THE INDUSTRY 2.5% (27.4)% 3.3% 10.5% 13.9% 14.9% 1.4% (24.0)% (0.9)% 6.5% 10.3% 11.8% Geographical discrepancies in dining restrictions & reopening timelines Knapp-Track Index Comparable Sales - Historical(1),(2) 32 2019 2020 2021 2022 2023 Comparison to pre-pandemic sales (2019) (1) 2020 results reflect the impact of the COVID-19 pandemic. (2) Due to impact of COVID-19 pandemic on results 2021, 2022, 2023 and 2024 compare against 2019. 2024

FINANCIAL STRENGTH TO SUPPORT GROWTH AND RETURNS(1) 33 $2.61 ($1.49) $2.13 $1.51 $2.69 $3.44 '19 '20 '21 '22 '23 '24 Capital Allocation Detail $120 $(47) $146 $50 $67 $107 '19 '20 '21 '22 '23 '24 $99 $50 $67 $112 $152 $160 $51 $4 $6 $63 $46 $18 $61 $16 $42 $53 $53 44,545 48,974 '19 '20 '21 '22 '23 '24 Capex / Investment Share Repurchases Dividends WASO Adjusted Earnings/(Loss) Per Common Share Free Cash Flow '20 (1) A reconciliation of Non-GAAP measures can be found in the appendix. 2020 results reflect the impact of the pandemic and the issuance of 200,000 shares of Series A Convertible Preferred Stock. An explanation regarding accounting reclassifications for prior years can be found in the 10-K and 10-Q. (2) 2019 Capex / Investment does not include the acquisition of North Italia and Fox Restaurant Concepts. (2) Adjusted EBITDA '20 '20 $236 $8 $238 $202 $270 $329 '19 '20 '21 '22 '23 '24 ($ in millions except per share data) (2)

APPENDIX

35 ($ in thousands) Fiscal Year 2019 2020 2021 2022 2023 2024 Cash flow from operations $ 218,761 $ 2,908 $ 213,006 $ 161,926 $ 218,401 $ 268,325 Capital expenditures / investments 99,265 50,329 66,943 112,464 151,565 160,364 Free cash flow(1) $ 119,496 $ (47,421) $ 146,063 $ 49,462 $ 66,836 $ 107,961 (1) Free cash flow may not add due to rounding. In addition to the results provided in accordance with the Generally Accepted Accounting Principles (“GAAP”) in this presentation, the Company is providing non-GAAP measurements which present free cash flow, adjusted net income/(loss), adjusted diluted net income/(loss) per common share, adjusted net income margin and adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”). The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results. These non-GAAP measures may not be comparable to similarly-titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We calculate these non-GAAP measures by eliminating from net income/(loss), diluted net income/(loss) per common share, net income margin and EBITDA the impact of items we do not consider indicative of our ongoing operations. Additionally, EBITDA and adjusted EBITDA exclude the impact of certain non-cash transactions. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. In the future, we may incur expenses or generate income similar to the adjusted items. NON-GAAP RECONCILIATIONS

NON-GAAP RECONCILIATIONS

	Fiscal Year						Fiscal Quarter	
	2019	2020	2021	2022	2023	2024	2Q24	2Q25
Net income/(loss)	$ 127,293	$(253,365)	$ 72,373	$ 43,123	$ 101,351	$ 156,783	$ 52,444	$ 54,812
Depreciation and amortization expenses	88,133	91,415	89,654	92,380	93,136	101,450	24,960	26,860
Interest expense, net	3,209	10,543	11,625	7,488	10,160	10,107	2,761	2,873
Income tax expense/(benefit)	13,041	(102,671)	(753)	(10,231)	(1,337)	14,264	3,900	7,417
EBITDA[1]	**$ 231,676**	**$(254,078)**	**$ 172,899**	**$ 132,760**	**$ 203,310**	**$ 282,604**	**$ 84,065**	**$ 91,962**
Impairment of assets and lease termination expenses[2]	$ 18,247	$ 219,333	$ 18,139	$ 31,387	$ 29,464	$ 13,647	$ (188)	$ 222
Loss on investment in unconsolidated affiliates	13,439	-	-	-	-	-	-	-
Gain on investment in unconsolidated affiliates	(52,672)	-	-	-	-	-	-	-
Acquisition-related costs	5,270	2,699	-	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)[3]	1,033	(3,872)	19,510	13,368	11,686	2,429	1,146	1,012
Stock-based compensation	19,373	21,350	22,988	24,426	25,781	29,962	6,826	7,189
COVID-19 related costs[4]	-	22,963	4,917	-	-	-	-	-
Adjusted EBITDA[1]	**$ 236,366**	**$ 8,395**	**$ 238,453**	**$ 201,941**	**$ 270,241**	**$ 328,642**	**$ 91,849**	**$ 100,385**

The Cheesecake Factory

(1) EBITDA and Adjusted EBITDA may not add due to rounding.
(2) A detailed breakdown of impairment of assets and lease termination expenses recorded can be found in the Selected Segment Information table in the 10-K and 10-Q.
(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(4) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.

36

NON-GAAP RECONCILIATIONS

($ in thousands, except per share data)	Fiscal Year						Fiscal Quarter	
	2019	2020	2021	2022	2023	2024	2Q24	2Q25
Net income/(loss)(1)	**$127,293**	**$(277,10)**	**$49,131**	**$43,123**	**$101,351**	**$156,783**	**$ 52,444**	**$ 54,812**
Impairment of assets and lease termination expenses(2)	18,247	219,333	18,139	31,387	29,464	13,647	$ (188)	$ 222
Termination of Interest rate swap	-	-	2,354	-	-	-	-	-
Loss on investment in unconsolidated affiliates	13,439	-	-	-	-	-	-	-
Gain on investment in unconsolidated affiliates	(52,672)	-	-	-	-	-	-	-
Acquisition-related costs	5,270	2,699	-	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)(3)	1,033	(3,872)	19,510	13,368	11,686	2,429	1,146	1,012
Dividends on Series A preferred stock	-	13,485	18,661	-	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	-	-	4,581	-	-	-	-	-
Direct and incremental Series A preferred stock issuance costs	-	10,257	-	-	-	-	-	-
Assumed impact of potential conversion of Series A preferred stock into common stock	-	-	-	-	-	-	-	-
COVID-19 related costs (4)	-	22,963	4,917	-	-	-	-	-
Uncertain tax positions	-	-	7,139	-	-	-	-	-
Tax effect of adjustments (5)	3,818	(62,692)	(11,679)	(11,637)	(10,699)	(4,180)	(249)	(321)
Adjusted net income/(loss)	**$116,428**	**$ (74,934)**	**$112,73**	**$76,241**	**$ 131,802**	**$168,679**	**$53,153**	**$55,725**
Revenues							$ 904,042	$ 955,825
Adjusted net income margin							**5.9%**	**5.8%**
Diluted net income/(loss) per share	**$ 2.86**	**$ (6.32)**	**$ 1.01**	**$ 0.86**	**$ 2.07**	**$ 3.20**	**$ 1.08**	**$ 1.14**
Impairment of assets and lease termination expenses(2)	0.41	4.36	0.34	0.62	0.61	0.28	(0.00)	0.00
Termination of Interest rate swap	-	-	0.04	-	-	-	-	-
Loss on investment in unconsolidated affiliates	0.30	-	-	-	-	-	-	-
Gain on investment in unconsolidated affiliates	(1.18)	-	-	-	-	-	-	-
Acquisition-related costs	0.12	0.05	-	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)(3)	0.02	(0.08)	0.37	0.27	0.24	0.05	0.02	0.02
Dividends on Series A preferred stock	-	0.27	0.35	-	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	-	-	0.09	-	-	-	-	-
Direct and incremental Series A preferred stock issuance costs	-	0.20	-	-	-	-	-	-
Assumed impact of potential conversion of Series A preferred stock into common stock	-	0.80	(0.08)	-	-	-	-	-
COVID-19 related costs(4)	-	0.46	0.09	-	-	-	-	-
Uncertain tax positions	-	-	0.13	-	-	-	-	-
Tax effect of adjustments(5)	0.09	(1.25)	(0.22)	(0.23)	(0.22)	(0.09)	(0.01)	(0.01)
Adjusted diluted net income/(loss) per share(6)	**$ 2.61**	**$ (1.49)**	**$ 2.13**	**$ 1.51**	**$ 2.69**	**$ 3.44**	**$ 1.09**	**$ 1.16**

(1) Net income presented for 2020 and 2021 includes adjustments related to Series A Preferred Stock.
(2) A detailed breakdown of impairment of assets and lease termination expenses recorded can be found in the Selected Segment Information table in the 10-K and 10-Q.
(3) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(4) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.
(5) The tax effect assumes a tax rate based on the federal statutory rate and an estimated blended state tax rate.
(6) Adjusted diluted net income/(loss) per share may not add due to rounding.

The Cheesecake Factory
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